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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


                                    State of               Name Under Which
     Subsidiary                  Incorporation              Does Business
     ----------                  -------------             ----------------
The Bank of Nashville              Tennessee            The Bank of Nashville